As filed with the Securities and Exchange Commission on January 30, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34762 (Commission File Number)	31-1042001 (IRS Employer Identification Number)
255 East Fifth Street, Suite 800, Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)
Registrant’s telephone number, including area code: (877) 322-9530

Karen B. Woods
First Financial Bancorp.
255 East Fifth Street, Suite 800
Cincinnati, OH 45202
(877) 322-9530
Copy to:
John Tanselle, Esq.
Daniel Spungen, Esq.
Amundsen Davis, LLC
201 N. Illinois Street, Suite 1400
Indianapolis, IN 46204
(317) 464-4136

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerate filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PROSPECTUS
Up to 2,753,094 Common Shares
First Financial Bancorp.
Common Shares
This prospectus relates to the resale of up to 2,753,094 common shares, no par value, of First Financial Bancorp. (“our,” “we,” “us,” the “Company,” or “First Financial”), by the Selling Shareholder named in this prospectus. The Selling Shareholder acquired these shares pursuant to a Stock Purchase Agreement, dated June 23, 2025 (the “Purchase Agreement”), by and between the Company and Ohio Farmers Insurance Company, an Ohio insurance company (the “Selling Shareholder”). We are registering the resale of our securities as required by the Purchase Agreement.
The Selling Shareholder may sell our common shares from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the Selling Shareholder, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of common shares by the Selling Shareholder.
Our registration of the common shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the shares. This prospectus describes the general manner in which our common shares may be offered and sold by the Selling Shareholder. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. If necessary, the specific manner in which our common shares may be offered and sold will be described in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any amendment or supplement to this prospectus. You should read this prospectus and any amendment or prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully, before you invest.
Our common shares are traded on The NASDAQ Global Select Market under the symbol “FFBC.” The last reported sale price of our common shares on January 29, 2026 was $28.80 per share.
You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves risk. See the section entitled “Risk Factors,” on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties that you should consider.
Neither the Securities and Exchange Commission, nor any state securities commission or bank regulatory agency, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Any securities offered by this prospectus and any accompanying prospectus supplement will be our equity securities and will not be deposits or accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, The Board of Governors of the Federal Reserve System or any other governmental or regulatory agency or instrumentality.
The date of this prospectus is January 30, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), using a “shelf” registration process. This prospectus covers the resale by the Selling Shareholder identified in this prospectus of up to an aggregate of 2,753,094 of our common shares, no par value (our “common shares”).
Each time the Selling Shareholder named herein sells our common shares under the registration statement of which this prospectus is a part, the Selling Shareholder, if required by law, will provide a copy of this prospectus and any applicable prospectus supplement. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
The Selling Shareholder may offer and sell common shares directly to purchasers, through agents selected by the Selling Shareholder, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of common shares offered hereby. See “Plan of Distribution.”
We have not authorized, and the Selling Shareholder has not authorized, any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented hereby does not extend to you. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, references to “First Financial Bancorp.,” “First Financial,” the “Company,” “we,” “our,” “ours” and “us” are to First Financial Bancorp. and its subsidiaries.
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “could,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Undue reliance should not be placed on forward-looking statements. Among the important factors that could cause the Company’s actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are the factors disclosed under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
While no list of assumptions, risks or uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include:
•
economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;

•
future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses

•
the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;

•
management’s ability to effectively execute its business plans;

•
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;

•
the possibility that any of the anticipated benefits of the Company’s merger and acquisitions will not be fully realized, will not be realized at all, or will not be realized within the expected time period;

•
the effect of changes in accounting policies and practices;

•
changes in consumer spending, borrowing, and saving and changes in unemployment;

•
changes in customers’ performance and creditworthiness;

•
changes in customer preferences for financial services, including use of financial technology companies or alternative financial service providers;

•
the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•
current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, trade and tariff policies, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;

•
a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•
the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and

•
our ability to develop and execute effective business plans and strategies.

Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2024, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement or amendment that we may provide to you in connection with this prospectus.
Information contained on any website we refer to in this prospectus does not and will not constitute a part of this prospectus and such references are intended to be inactive textual references only.
All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.
We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
Our website address is www.bankatfirst.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website. Additionally, any public information, including the entire registration statement, may be obtained from our office, with requests directed to:
First Financial Bancorp.
255 East Fifth Street
Suite 700
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, our quarterly report on Form 10-Q for the quarter ended June 30, 2025 and our Quarterly Report on Form 10-Q for the period ended March 31, 2025;

•
our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 17, 2025, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Current Reports on Form 8-K filed with the SEC on March 28, 2025, May 29, 2025, June 23, 2025, August 11, 2025, October 16, 2025, November 3, 2025, November 10, 2025, December 15, 2025, January 2, 2026, and January 28, 2026 (with respect to the first filing only other than the portions deemed to furnished and not filed); and

•
the description of our common stock, without par value, set forth in Exhibit 4.18 of our Annual Report on Form 10-K for the year ended December 31, 2024.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements.
We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:
First Financial Bancorp.
255 East Fifth Street
Suite 700
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations
Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FIRST FINANCIAL BANCORP.
First Financial Bancorp. is a financial holding company headquartered in Cincinnati, Ohio with $21.1 billion in assets as of December 31, 2025. The Company primarily operates through First Financial Bank, an Ohio-chartered commercial bank which provides banking and financial services products to business and retail clients through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance, and Wealth Management. First Financial operated 134 full service banking centers as of December 31, 2025, located in Ohio, Indiana, Kentucky, and Illinois, while the Commercial Finance business lends into targeted industry verticals and has a national geographic footprint. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage, and retirement plan services and had approximately $3.9 billion in assets under management as of December 31, 2025.
Our principal executive offices are located at 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202, and our telephone number is (877) 322-9530. We maintain a website at www.bankatfirst.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.
BACKGROUND
Pursuant to the Purchase Agreement, First Financial agreed to acquire all of the issued and outstanding equity securities of Westfield Bancorp, Inc., an Ohio corporation (“Westfield Bancorp”), from the Selling Shareholder in exchange for (i) 2,753,094 shares of the Company’s common stock equal to approximately $65,000,000 (the “Stock Consideration”) with a per share price based on the volume weighted average price per share of the Company’s common stock on NASDAQ for 10 consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, and (ii) a cash payment of $260,000,000 (the “Cash Consideration” and together with the Stock Consideration, the “Purchase Price”) for a total Purchase Price of approximately $325,000,000.
Under the terms of the Purchase Agreement, First Financial and the Selling Shareholder entered into a Registration Rights Agreement, dated November 1, 2025 (the “Registration Rights Agreement”), with respect to the registration for resale of all of the Stock Consideration to be issued pursuant to the Purchase Agreement (the “Registrable Securities”) on a delayed or continuous basis, which includes rights for the Selling Shareholder to effect sales of such Registrable Securities pursuant to an automatic shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-3
RISK FACTORS
Investing in our securities involves risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the “Risk Factors” heading in any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of or focused on or that management deems immaterial. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see “Forward-Looking Statements” above for an additional description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.
USE OF PROCEEDS
We will not receive any proceeds from the sale of our common shares registered hereby. The Selling Shareholder will receive all of the net proceeds from the sale of such common shares. See “Selling Shareholders.”

DESCRIPTION OF CAPITAL STOCK
For purposes of this section, the terms we,” “our” and “us” refer only to First Financial Bancorp. and not its subsidiaries. The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Amended and Restated Regulations, as amended (“Regulations”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to, and read this summary together with, our Articles and Regulations to review all of the terms of our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 160,000,000 common shares, without par value (“common shares”) and 10,000,000 preferred shares, with or without par value as determined by the Board (“preferred shares”). As of December 31, 2025, 104,281,794 of our common shares were issued, 98,521,726 of our common shares were outstanding, 5,760,068 of our common shares were held by us in treasury, and none of our preferred shares were issued or outstanding.
Common Shares
Holders of our common shares are entitled to:
•
cast one vote for each common share held of record on all matters submitted to a vote of shareholders;

•
receive dividends when, as and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and

•
share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of any preferential amounts to the holders of preferred shares, if any.

Holders of our common shares have no preemptive, subscription, preference, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that we may designate and issue in the future.
Subject to compliance with applicable federal and state securities laws, our common shares may be transferred without any restrictions or limitations. The transfer agent and registrar for our common shares is Computershare.
Our common shares are listed on the NASDAQ Global Select Market under the symbol “FFBC”. Our outstanding common shares are, and any common shares that we issue under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.
Preferred Shares
Our Articles authorize the Board to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of any stock exchange on which our securities may be listed, up to an aggregate of 10,000,000 preferred shares in one or more series.
Subject to the limitations described in the next paragraph, the Board is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares issued from time to time, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion rights, redemption and exchange rights, sinking fund requirements and liquidation rights. The Board may increase or decrease the number of shares of any series of preferred shares before or after the issue of that series, but not below the number of shares of such series then outstanding. If the number of preferred shares of any series is so decreased, the shares constituting such decrease will resume the status of authorized but unissued shares. Under Ohio law, the authority of a board to establish the par value of preferred shares is not settled even if such authority is provided in the corporation’s articles.

Consequently, our preferred shares will, when and if issued, be issued without par value unless the Board determines to issue preferred shares with par value after having been advised by counsel that it has the authority to do so.
The Articles provide that the voting rights of each preferred share are limited to no more than one vote per share when voting as a class with the common shares, and the preferred shares will not vote as a separate class or series except as required by Ohio law. The Board has represented that it will not issue, without prior shareholder approval, any series of preferred shares for any defensive or anti-takeover purpose, for the purpose of implementing a shareholder rights plan, or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.
If the Board is so authorized and determines to issue preferred shares, the Board will fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. The form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we offer will be filed with the SEC before the issuance of the related series of preferred shares. We will also describe the terms of the series of preferred shares being offered in such filing with the SEC.
The Board may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, restricting our ability to repurchase outstanding common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment and amount of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders.
Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Ohio Law
Our Articles contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our Board. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our Board. The following provisions of our Articles and Ohio law might have the effect of delaying, deterring or preventing a change in control of us and would operate only with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.
The Ohio General Corporation Law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), our Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles, relatively difficult, and a vote of the holders of in excess of one-third of our outstanding common shares would be sufficient to prevent implementation of any of the corporate actions mentioned above.
Ohio Revised Code Section 1701.831 is a “control share acquisition” statute. The control share acquisition statute basically provides that any person acquiring shares of an “issuing public corporation” (which definition we meet) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 33 1∕3%; (ii) 33 1∕3% but not more than 50%; and (iii) more than 50%.
The purpose of the control share acquisition statute is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control, thereby reducing the coercion inherent in an unfriendly takeover. The provisions of the control share acquisition statute grant to our shareholders the assurance that they will have adequate time to evaluate the proposal of the acquiring person, that they will be permitted to vote on the issue of authorizing the acquiring person’s purchase in the same manner and with the same proxy information that would be available to them if a proposed merger of the Company were before them and, most importantly, that the interests of all shareholders will be taken into account in connection with such vote and the probability will be increased that they will be treated equally regarding the price to be offered for their common shares if the purchase is approved.
The control share acquisition statute applies not only to traditional offers but also to open market purchases, privately negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the control share acquisition statute could render approval of any control share acquisition difficult because it must be authorized at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of the majority of the voting power represented and by a majority of the portion of such voting power, excluding interested shares. Any corporate defense against persons seeking to acquire control may have the effect of discouraging or preventing offers which some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince our shareholders of the value and validity of the offer may cause such offer to be more financially attractive in order to gain shareholder approval.
Ohio Revised Code Chapter 1704 is a “merger moratorium” statute. The merger moratorium statute provides that, unless a corporation’s articles of incorporation or regulations otherwise provide, an “issuing public corporation” (which definition we meet) may not engage in a “Chapter 1704 transaction” for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the Chapter 1704 transaction is approved by the corporation’s board of directors prior to such transaction. A person who acquires such voting power is an “interested shareholder,” and “Chapter 1704 transactions” involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an issuing public corporation and an interested shareholder if such transactions involve 5% of the assets or shares of the issuing public corporation or 10% of its earning power. After the initial three-year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions. One significant effect of Chapter 1704 is to encourage a person to negotiate with a corporation’s board of directors prior to becoming an interested shareholder.
Ohio also has enacted Ohio Revised Code Section 1707.043, which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.
In addition, Section 1701.59 of the Ohio Revised Code provides that, in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider, in addition to the interests of the corporation’s shareholders, any of the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the State of Ohio and the United States, community and societal considerations and the long-term as well as the short-term interests in the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.
The overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.
SELLING SHAREHOLDER
Up to 2,753,094 of our common shares are being offered by this prospectus, all of which are being offered for resale for the account of the Selling Shareholder. The common shares being offered were issued to the Selling Shareholder pursuant to the Purchase Agreement. The Company has agreed to use its reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus forms a part until the earlier of the date on which all common shares registered hereby (i) have been sold, or (ii) cease to be outstanding.
We have prepared the following table based on information given to us by, or on behalf of, the Selling Shareholder on or before the date hereof with respect to the beneficial ownership of the common shares held by the Selling Shareholder as of November 1, 2025, the date of closing of the acquisition described in the Purchase Agreement. We have not independently verified this information. Because the Selling Shareholder may sell, transfer or otherwise dispose of all, some or none of the common shares covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Shareholder, or the amount or percentage of our common shares that will be held by the Selling Shareholder upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the Selling Shareholder will sell all of their common shares covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 98,521,726 of our common shares outstanding as of December 31, 2025, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any common shares over which the Selling Shareholder has sole or shared voting power or investment power and also any common shares that the Selling Shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the Selling Shareholder have sole voting and investment power with respect to all of the common shares shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.
To our knowledge, except as may be disclosed in a prospectus supplement, the Selling Shareholder has not, or within the past three years has not had, any position, office or other material relationship with us or any of our affiliates. To our knowledge, except as may be disclosed in a prospectus supplement, the Selling Shareholder is not a broker-dealer, nor at the time of the acquisition did the Selling Shareholder have direct or indirect agreements or understandings with any person to distribute any common shares.
Name of Selling Shareholder	Common Shares Beneficially Owned Before this Offering	Percentage of Common Shares Beneficially Owned Before this Offering	Common Shares Covered by this Prospectus	Common Shares Beneficially Owned After this Offering	Percentage of Common Shares Remaining After the Sale of All Common Shares Covered by this Prospectus
Ohio Farmers Insurance Company	2,753,094	2.79%	2,753,094	0	(*)
All Selling Shareholders	2,753,094	2.79%	2,753,094	0	(*)

*
Less than 1%

PLAN OF DISTRIBUTION
We are registering the common shares covered by this prospectus to permit the Selling Shareholder to conduct public secondary trading of such common shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of common shares registered hereby. The Selling Shareholder will receive all of the net proceeds from the sale of such common shares.
The Selling Shareholder may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, without limitation, the following:
•
on any national securities exchange or over-the-counter market on which the common shares may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which a broker-dealer may attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•
through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
public or privately negotiated transactions;

•
in transactions otherwise than on such exchanges or in the over-the-counter market;

•
by entering into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities or short and deliver the securities to close out such short positions;

•
through a combination of any such methods; or

•
through any other method permitted under applicable law.

The Selling Shareholder may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.
To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.
The Selling Shareholder and any broker-dealers or agents that are involved in selling the common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are not aware of any agreement or understanding, directly or indirectly, between any Selling Shareholder and any person to distribute the common shares covered by this prospectus.
In connection with the sale of our common shares, the Selling Shareholder may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume, (ii) sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities, and/or (iii) enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common shares registered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Shareholder from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.
There can be no assurance that the Selling Shareholder will sell any or all of the common shares registered pursuant to the shelf registration statement of which this prospectus forms a part.
To the extent required, the number of common shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.
Pursuant to the terms of the Registration Rights Agreement, we will bear all expenses incident to our obligation to register the common shares covered by this prospectus.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares offered by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
Once sold under the registration statement of which this prospectus forms a part, the common shares will be freely tradeable in the hands of persons other than our affiliates.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Amundsen Davis, LLC.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FIRST FINANCIAL BANCORP.
2,753,094 Common Shares

PROSPECTUS

January 30, 2026

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:
Registration Statement filing fees	$10,435
Legal fees and expenses	$20,000
Accounting fees and expenses	$15,000
Miscellaneous	$4,500
Total	$49,935
Item 15.   Indemnification of Directors and Officers
Under Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”), directors, officers, employees and agents of an Ohio corporation have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in any action, suit or proceeding to the extent they are successful, on the merits or otherwise, in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding.
Section 1701.13(E) of the OGCL permits a corporation to indemnify its directors, officers, employees or agents or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.
Under Section 1701.13(E), a corporation may also provide indemnification in derivative actions for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorneys’ fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.
Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.
Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.
The foregoing discussion is necessarily subject to the complete text of Section 1701.13(E), which provides for indemnification of directors, officers and other parties in certain circumstances, and is qualified in its entirety by reference thereto.
Article SIXTH of the Amended and Restated Articles of Incorporation of the Company, as amended, provides that each person who is or was a director, officer, employee or agent of the Company shall be indemnified by the Company to the full extent permitted by the Ohio Revised Code against any liability, cost or expense incurred by such person in such capacity, or arising out of such person’s status as a director, officer, employee or agent of the Company. Article IV of the Amended and Restated Regulations of the Company, as amended, provides that the Company shall, to the full extent permitted by the OGCL, indemnify all persons whom it may indemnify.
The Company maintains insurance policies under which directors and officers of the Company and its subsidiaries are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company or its subsidiaries.
Item 16.   Exhibits
The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:
Exhibit Number	Name of Exhibit
2.1*	Stock Purchase Agreement by and between First Financial Bancorp. and Ohio Farmers Insurance Company, dated as of June 23, 2025.
3.1	Amended and Restated Articles of Incorporation of First Financial Bancorp (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only] (filed as Exhibit 3.2 to the Form S-3 on July 31, 2014 and incorporated herein by reference) (File No. 333-197771).
3.2	Amended and Restated Regulations of First Financial Bancorp, amended as of July 28, 2015 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 29, 2015 and incorporated herein by reference) (File No. 000-34762).
5.1†	Opinion of Amundsen Davis, LLC.
23.1†	Consent of Crowe LLP.
23.2†	Consent of Amundsen Davis, LLC (included in Exhibit 5.1).
24.1†	Power of Attorney (included on signature pages of this registration statement).†
107†	Filing Fee Table

†
Filed herewith.

*
To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 that is incorporated herein by reference.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on January 30, 2026.
FIRST FINANCIAL BANCORP.
By:
/s/ Archie M. Brown

Archie M. Brown
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Archie M. Brown and James M. Anderson, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 30, 2026.
Signature	Capacity
/s/ Archie M. Brown Archie M. Brown	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ James M. Anderson James M. Anderson	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)
/s/ Scott T. Crawley Scott T. Crawley	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Claude E. Davis Claude E. Davis	Chairman of the Board and Director
/s/ Vincent A. Berta Vincent A. Berta	Director
/s/ Anne L. Arvia Anne L. Arvia	Director
/s/ William J. Kramer William J. Kramer	Director

Signature	Capacity
/s/ Dawn C. Morris Dawn C. Morris	Director
/s/ Thomas Murray O’Brien Thomas Murray O’Brien	Director
/s/ Andre T. Porter Andre T. Porter	Director
/s/ Maribeth Sembach Rahe Maribeth Sembach Rahe	Director
/s/ Gary W. Warzala Gary W. Warzala	Director